UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): September 17,2024

Inter Parfums, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176
(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Inter Parfums, Inc. was held on September 17, 2024 at 10:00 a.m., local time at the offices of the company, 551 Fifth Avenue, New York, New York 10176. We held our election of directors, and our stockholders also voted on three other proposals.

(1)  Election of Directors. The following individuals were nominated for election as members of the Board of Directors to hold office for a term of 1 year until the next annual meeting of stockholders and until their successors are elected and qualify: Jean Madar, Philippe Benacin, Michel Atwood, Philippe Santi, Francois Heilbronn, Robert Bensoussan, Veronique Gabai-Pinsky, Gilbert Harrison, and Gerard Kappauf. The results of the voting were as set forth below. A plurality of the votes having been cast in favor of each of the above-named Directors, they were duly elected to serve a one (1) year term.

	Votes For	Votes Withheld	Broker Non-votes
Jean Madar	29,311,212	1,395,094	548,139
Philippe Benacin	27,829,972	2,876,334	548,139
Michel Atwood	28,095,745	2,610,561	548,139
Philippe Santi	28,441,419	2,264,887	548,139
Francois Heilbronn	23,925,414	6,780,892	548,139
Robert Bensoussan	25,541,947	5,164,359	548,139
Veronique Gabai- Pinsky	29,103,341	1,602,965	548,139
Gilbert Harrison	29,981,074	725,232	548,139
Gerard Kappauf	29,877,610	828,696	548,139

(2)  To vote on the advisory resolution to approve the compensation of our named executive officers: A majority of the votes were cast in favor of the proposal and the proposal was passed. The results of the voting were as set forth below.

For	Against	Abstain	Broker Non-Votes
30,211,531	474,452	20,323	548,139

We will continue to hold the vote on the advisory resolution to approve the compensation of our named executive officers every year, including at the 2025 annual meeting.

(3) To vote for the name change of our Company from Inter Parfums, Inc. to Interparfums, Inc. A majority of the votes were cast in favor of the proposal and the proposal was passed. The results of the voting were as set forth below.

For	Against	Abstain	Broker Non-Votes
31,248,421	4,590	1,434	0

(4) To ratify the appointment by the Board of Directors of Forvis Mazars, LLP, to serve as the independent auditor for the current fiscal year. A majority of the votes were cast in favor of the proposal and the proposal was passed. The results of the voting were as set forth below.

For	Against	Abstain	Broker Non-Votes
31,137,703	103,401	13,341	0

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 18, 2024

Inter Parfums, Inc.

By:	/s/ Michel Atwood
Michel Atwood,
Chief Financial Officer